Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005,	Registration No. 333-126811
Prospectus Supplement dated September 22, 2005 and the	July 7, 2006
Product Supplement dated June 7, 2006)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this free writing prospectus are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following key terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: July 26, 2006

•	Initial valuation date: July 25, 2006

•	Final valuation date: July 25, 2007

•	Maturity date: July 26, 2007

•	Initial price: Closing price of the Linked Share on the initial valuation date.

•	Final price: Closing price of the Linked Share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis

•	Initial public offering price: 100%

										Tax Allocation of Coupon Rate
Linked Share	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Linked Share SEC File Number	Discount or Commission	Note Issuance #	CUSIP	Deposit Income	Put Premium
Peabody Energy Corporation	FWP-5	BTU	TBD	14.25%	30%	001-16463	TBD	X-212	TBD	TBD	TBD
Alleghany Technologies Incorporated	FWP-6	ATI	TBD	14.00%	30%	001-12001	TBD	X-213	TBD	TBD	TBD
Arch Coal, Inc.	FWP-7	ACI	TBD	13.00%	30%	001-13105	TBD	X-214	TBD	TBD	TBD
Apple Computer, Inc.	FWP-8	AAPL	TBD	12.00%	30%	000-10030	TBD	X-215	TBD	TBD	TBD
The Goodyear Tire & Rubber Company	FWP-9	GT	TBD	11.75%	30%	001-01927	TBD	X-216	TBD	TBD	TBD
Corning Incorporated	FWP-10	GLW	TBD	11.50%	20%	001-03247	TBD	X-217	TBD	TBD	TBD
Las Vegas Sands Corp.	FWP-12	LVS	TBD	11.00%	30%	001-32373	TBD	X-218	TBD	TBD	TBD
Aetna Inc.	FWP-13	AET	TBD	10.00%	20%	001-16095	TBD	X-219	TBD	TBD	TBD
The Charles Schwab Corporation	FWP-14	SCHW	TBD	10.00%	20%	001-09700	TBD	X-220	TBD	TBD	TBD
Skechers U.S.A., Inc.	FWP-15	SKX	TBD	10.00%	30%	001-14429	TBD	X-221	TBD	TBD	TBD
Schlumberger N.V. (Schlumberger Limited)	FWP-16	SLB	TBD	10.00%	20%	001-04601	TBD	X-222	TBD	TBD	TBD
Unibanco-Uniao De Bancos Brasileiros S.A. & Unibanco Holdings S.A.	FWP-17	UBB	TBD	10.00%	30%	001-14640	TBD	X-223	TBD	TBD	TBD
Fluor Corporation	FWP-18	FLR	TBD	9.50%	20%	001-16129	TBD	X-224	TBD	TBD	TBD
Teva Pharmacuetical Industries Limited	FWP-19	TEVA	TBD	9.00%	20%	000-16174	TBD	X-225	TBD	TBD	TBD

See “Risk Factors” in this pricing supplement for a description of risks relating to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The following terms relate to the specific Note offering for each respective Linked Share:

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus, a related prospectus supplement and a related product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in the registration statement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm. Alternatively, Barclays Bank PLC, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 (extension 1101).

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares). You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” in the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the Linked Shares.

FWP-2

If you receive Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Date for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified on the front cover.

FWP-3

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the Linked Shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

FWP-4

Peabody Energy Corporation

According to publicly available information, the Peabody Energy Corporation (the “Company”) is a private-sector coal company that operates internationally. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, transportation services, and, more recently, BTU conversion.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N.A.	N.A.	N.A.
June 29, 2001	9.51	6.50	8.19
September 28, 2001	8.00	5.55	6.03
December 31, 2001	8.00	5.78	7.05
March 29, 2002	7.51	5.81	7.24
June 28, 2002	7.69	6.54	7.08
September 30, 2002	7.07	4.38	6.38
December 31, 2002	7.32	5.65	7.31
March 31, 2003	7.40	6.13	6.97
June 30, 2003	8.78	6.68	8.40
September 30, 2003	8.41	7.15	7.84
December 31, 2003	10.75	7.84	10.43
March 31, 2004	12.65	9.11	11.63
June 30, 2004	14.00	10.44	14.00
September 30, 2004	15.11	12.69	14.88
December 31, 2004	21.70	13.51	20.23
March 31, 2005	25.47	18.37	23.18
June 30, 2005	28.23	19.68	26.02
September 30, 2005	43.03	26.01	42.18
December 31, 2005	43.47	35.22	41.21
March 31, 2006	52.54	41.24	50.41
June 30, 2006	76.29	46.81	55.75
July 3, 2006 through July 6, 2006	57.75	52.83	57.69

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: BTU

Initial Price: $59.00

Protection Level: 70.00%

Protection Price: $41.30

Physical Delivery Amount: 16

Physical Calculation: $1000/$59.00

Fractional Shares: 0.949153

Coupon: 14.25%

Maturity: July 26, 2007

Dividend Yield: 0.38%

Coupon Amount per month: $11.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		14.25%	100.38%
+90%		14.25%	90.38%
+80%		14.25%	80.38%
+70%		14.25%	70.38%
+60%		14.25%	60.38%
+50%		14.25%	50.38%
+40%		14.25%	40.38%
+30%		14.25%	30.38%
+20%		14.25%	20.38%
+10%		14.25%	10.38%
+5%		14.25%	5.38%
0%		14.25%	0.38%

		Protection Price Ever Breached?
	NO	YES
- 5%	14.25%	9.25%	-4.62%
- 10%	14.25%	4.25%	-9.62%
- 20%	14.25%	-5.75%	-19.62%
- 30%	14.25%	-15.75%	-29.62%
- 40%	N.A.	-25.75%	-39.62%
- 50%	N.A.	-35.75%	-49.62%
- 60%	N.A.	-45.75%	-59.62%
- 70%	N.A.	-55.75%	-69.62%
- 80%	N.A.	-65.75%	-79.62%
- 90%	N.A.	-75.75%	-89.62%
- 100%	N.A.	-85.75%	-99.62%

FWP-5

Alleghany Technologies Incorporated

According to publicly available information, Allegheny Technologies Incorporated (the “Company”) is a Delaware corporation with its principal executive offices located in Pittsburgh, Pennsylvania. It was formed on August 15, 1996 by the combination of Allegheny Ludlum Corporation and Teledyne, Inc., which became wholly owned subsidiaries of the Company. The Company produces a wide range of specialty metals for global markets.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$19.00	$13.19	$17.41
June 29, 2001	21.07	16.40	18.09
September 28, 2001	19.80	12.55	13.33
December 31, 2001	17.01	12.50	16.75
March 29, 2002	17.10	14.72	16.54
June 28, 2002	19.10	15.08	15.80
September 30, 2002	15.86	6.20	6.92
December 31, 2002	7.66	5.21	6.23
March 31, 2003	6.85	2.10	2.90
June 30, 2003	7.54	2.88	6.60
September 30, 2003	8.23	5.95	6.55
December 31, 2003	14.00	6.55	13.22
March 31, 2004	13.94	8.64	12.10
June 30, 2004	18.40	9.17	18.05
September 30, 2004	20.50	16.53	18.25
December 31, 2004	23.48	14.22	21.67
March 31, 2005	26.35	17.30	24.11
June 30, 2005	26.40	19.21	22.06
September 30, 2005	31.38	21.58	30.98
December 31, 2005	36.66	26.12	36.08
March 31, 2006	62.25	35.47	61.18
June 30, 2006	87.50	54.78	69.24
July 3, 2006 through July 6, 2006	70.38	67.40	68.68

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: ATI

Initial Price: $70.00

Protection Level: 70%

Protection Price: $49.00

Physical Delivery Amount: 14

Physical Calculation: $1000/$70.00

Fractional Shares: 0.285714

Coupon: 14.00%

Maturity: July 26, 2007

Dividend Yield: 0.52%

Coupon Amount per month: $11.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		14.00%	100.52%
+90%		14.00%	90.52%
+80%		14.00%	80.52%
+70%		14.00%	70.52%
+60%		14.00%	60.52%
+50%		14.00%	50.52%
+40%		14.00%	40.52%
+30%		14.00%	30.52%
+20%		14.00%	20.52%
+10%		14.00%	10.52%
+5%		14.00%	5.52%
0%		14.00%	0.52%

		Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-4.48%
- 10%	14.00%	4.00%	-9.48%
- 20%	14.00%	-6.00%	-19.48%
- 30%	14.00%	-16.00%	-29.48%
- 40%	N.A.	-26.00%	-39.48%
- 50%	N.A.	-36.00%	-49.48%
- 60%	N.A.	-46.00%	-59.48%
- 70%	N.A.	-56.00%	-69.48%
- 80%	N.A.	-66.00%	-79.48%
- 90%	N.A.	-76.00%	-89.48%
- 100%	N.A.	-86.00%	-99.48%

FWP-6

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is a coal producer in the United States. From mines located in both the eastern and western United States, the Company mines, processes and markets bituminous and sub-bituminous coal with a low sulfur content. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.75	$6.44	$14.99
June 29, 2001	19.20	10.60	12.94
September 28, 2001	13.75	7.03	7.80
December 31, 2001	11.91	7.67	11.35
March 29, 2002	12.06	8.88	10.69
June 28, 2002	12.63	10.00	11.36
September 30, 2002	11.36	7.15	8.28
December 31, 2002	11.50	7.17	10.80
March 31, 2003	11.25	8.08	9.51
June 30, 2003	12.28	8.59	11.49
September 30, 2003	11.80	9.56	11.11
December 31, 2003	16.10	11.03	15.59
March 31, 2004	16.45	13.10	15.70
June 30, 2004	18.50	13.87	18.30
September 30, 2004	18.47	15.05	17.75
December 31, 2004	19.50	15.93	17.77
March 31, 2005	23.77	16.60	21.51
June 30, 2005	27.88	20.15	27.24
September 30, 2005	34.97	25.14	33.75
December 31, 2005	41.10	30.50	39.75
March 31, 2006	44.15	34.30	37.97
June 30, 2006	56.45	37.10	42.37
July 3, 2006 through July 6, 2006	43.84	41.33	42.56

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: ACI

Initial Price: $44.00

Protection Level: 70%

Protection Price: $30.80

Physical Delivery Amount: 22

Physical Calculation: $1000/$44.00

Fractional Shares: 0.727273

Coupon: 13.00%

Maturity: July 26, 2007

Dividend Yield: 0.42%

Coupon Amount per month: $10.83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		13.00%	100.42%
+90%		13.00%	90.42%
+80%		13.00%	80.42%
+70%		13.00%	70.42%
+60%		13.00%	60.42%
+50%		13.00%	50.42%
+40%		13.00%	40.42%
+30%		13.00%	30.42%
+20%		13.00%	20.42%
+10%		13.00%	10.42%
+5%		13.00%	5.42%
0%		13.00%	0.42%

		Protection Price Ever Breached?
	NO	YES
- 5%	13.00%	8.00%	-4.58%
- 10%	14.00%	3.00%	-9.58%
- 20%	14.00%	-7.00%	-19.58%
- 30%	14.00%	-17.00%	-29.58%
- 40%	N.A.	-27.00%	-39.58%
- 50%	N.A.	-37.00%	-49.58%
- 60%	N.A.	-47.00%	-59.58%
- 70%	N.A.	-57.00%	-69.58%
- 80%	N.A.	-67.00%	-79.58%
- 90%	N.A.	-77.00%	-89.58%
- 100%	N.A.	-87.00%	-99.58%

FWP-7

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.88	$7.22	$11.04
June 29, 2001	13.56	9.38	11.63
September 28, 2001	12.61	7.34	7.76
December 31, 2001	12.02	7.42	10.95
March 29, 2002	12.99	10.13	11.84
June 28, 2002	13.09	7.99	8.86
September 30, 2002	9.40	6.90	7.25
December 31, 2002	8.69	6.68	7.17
March 31, 2003	7.69	6.78	7.07
June 30, 2003	9.85	6.36	9.53
September 30, 2003	11.66	9.26	10.36
December 31, 2003	12.51	9.63	10.69
March 31, 2004	14.07	10.59	13.52
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.45	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 31, 2005	75.46	47.87	71.89
March 31, 2006	86.40	57.67	62.72
June 30, 2006	73.80	55.41	57.27
July 3, 2006 through July 6, 2006	58.18	55.61	55.77

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: AAPL

Initial Price: $57.00

Protection Level: 70.00%

Protection Price: $39.90

Physical Delivery Amount: 17

Physical Calculation: $1000/$57.00

Fractional Shares: 0.54386

Coupon: 12.00%

Maturity: 39262

Dividend Yield: 0

Coupon Amount per month: $10.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		12.00%	100.00%
+90%		12.00%	90.00%
+80%		12.00%	80.00%
+70%		12.00%	70.00%
+60%		12.00%	60.00%
+50%		12.00%	50.00%
+40%		12.00%	40.00%
+30%		12.00%	30.00%
+20%		12.00%	20.00%
+10%		12.00%	10.00%
+5%		12.00%	5.00%
0%		12.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	12.00%	7.00%	-5.00%
- 10%	12.00%	2.00%	-10.00%
- 20%	12.00%	-8.00%	-20.00%
- 30%	12.00%	-18.00%	-30.00%
- 40%	N.A.	-28.00%	-40.00%
- 50%	N.A.	-38.00%	-50.00%
- 60%	N.A.	-48.00%	-60.00%
- 70%	N.A.	-58.00%	-70.00%
- 80%	N.A.	-68.00%	-80.00%
- 90%	N.A.	-78.00%	-90.00%
- 100%	N.A.	-88.00%	-100.00%

FWP-8

The Goodyear Tire & Rubber Company

According to publicly available information, The Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. The Company is a manufacturer of tires and rubber products, engaging in operations in most regions of the world. The Company is also an operator of commercial truck service and tire retreading centers, as well as tire and auto service center outlets.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.49	$22.26	$23.85
June 29, 2001	30.89	22.26	28.00
September 28, 2001	32.10	17.37	18.43
December 31, 2001	25.54	17.51	23.81
March 29, 2002	28.85	20.75	25.57
June 28, 2002	23.96	18.25	18.71
September 30, 2002	18.86	8.03	8.89
December 31, 2002	9.90	6.50	6.81
March 31, 2003	7.33	3.35	5.17
June 30, 2003	7.35	4.55	5.25
September 30, 2003	8.19	4.49	6.57
December 31, 2003	7.94	5.55	7.86
March 31, 2004	11.97	7.06	8.54
June 30, 2004	10.45	7.66	9.09
September 30, 2004	12.00	8.70	10.74
December 31, 2004	15.01	9.15	14.66
March 31, 2005	16.09	13.10	13.35
June 30, 2005	15.46	11.24	14.90
September 30, 2005	18.59	14.60	15.59
December 31, 2005	18.18	12.80	17.38
March 31, 2006	19.31	12.78	14.48
June 30, 2006	15.42	10.35	11.10
July 3, 2006 through July 6, 2006	11.14	10.66	10.73

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GT

Initial Price: $11.00

Protection Level: 70%

Protection Price: $7.70

Physical Delivery Amount: 90

Physical Calculation: $1000/$11.00

Fractional Shares: 0.909091

Coupon: 11.75%

Maturity: July 26, 2007

Dividend Yield: 0

Coupon Amount per month: $9.79

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		11.75%	100.00%
+90%		11.75%	90.00%
+80%		11.75%	80.00%
+70%		11.75%	70.00%
+60%		11.75%	60.00%
+50%		11.75%	50.00%
+40%		11.75%	40.00%
+30%		11.75%	30.00%
+20%		11.75%	20.00%
+10%		11.75%	10.00%
+5%		11.75%	5.00%
0%		11.75%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.75%	6.75%	-5.00%
- 10%	11.75%	1.75%	-10.00%
- 20%	11.75%	-8.25%	-20.00%
- 30%	11.75%	-18.25%	-30.00%
- 40%	N.A.	-28.25%	-40.00%
- 50%	N.A.	-38.25%	-50.00%
- 60%	N.A.	-48.25%	-60.00%
- 70%	N.A.	-58.25%	-70.00%
- 80%	N.A.	-68.25%	-80.00%
- 90%	N.A.	-78.25%	-90.00%
- 100%	N.A.	-88.25%	-100.00%

FWP-9

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Company’s Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. The Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$72.19	$19.66	$20.69
June 29, 2001	27.49	12.60	16.71
September 28, 2001	17.08	8.23	8.82
December 31, 2001	10.90	6.92	8.92
March 29, 2002	11.15	6.14	7.62
June 28, 2002	7.95	2.80	3.55
September 30, 2002	4.50	1.36	1.60
December 31, 2002	5.00	1.10	3.31
March 31, 2003	6.40	3.34	5.84
June 30, 2003	8.49	5.27	7.39
September 30, 2003	10.06	7.15	9.42
December 31, 2003	12.34	9.23	10.43
March 31, 2004	13.89	10.00	11.18
June 30, 2004	13.19	10.08	13.06
September 30, 2004	13.03	9.29	11.08
December 31, 2004	12.96	10.16	11.77
March 31, 2005	12.40	10.61	11.13
June 30, 2005	17.08	10.97	16.62
September 30, 2005	21.95	16.03	19.33
December 31, 2005	21.62	16.61	19.66
March 31, 2006	28.28	19.35	26.92
June 30, 2006	29.61	24.19	24.19
July 3, 2006 through July 6, 2006	24.68	23.05	23.24

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: GLW

Initial Price: $23.00

Protection Level: 80%

Protection Price: $18.40

Physical Delivery Amount: 43

Physical Calculation: $1000/$23.00

Fractional Shares: 0.478261

Coupon: 11.50%

Maturity: July 26, 2007

Dividend Yield: 0

Coupon Amount per month: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		11.50%	100.00%
+90%		11.50%	90.00%
+80%		11.50%	80.00%
+70%		11.50%	70.00%
+60%		11.50%	60.00%
+50%		11.50%	50.00%
+40%		11.50%	40.00%
+30%		11.50%	30.00%
+20%		11.50%	20.00%
+10%		11.50%	10.00%
+5%		11.50%	5.00%
0%		11.50%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	N.A.	-18.50%	-30.00%
- 40%	N.A.	-28.50%	-40.00%
- 50%	N.A.	-38.50%	-50.00%
- 60%	N.A.	-48.50%	-60.00%
- 70%	N.A.	-58.50%	-70.00%
- 80%	N.A.	-68.50%	-80.00%
- 90%	N.A.	-78.50%	-90.00%
- 100%	N.A.	-88.50%	-100.00%

FWP-10

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) and its subsidiaries own and operate The Venetian Resort Hotel Casino and The Sands Expo and Convention Center in Las Vegas, Nevada, and The Sands Macao Casino in Macao, China.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N.A.	N.A.	N.A.
June 29, 2001	N.A.	N.A.	N.A.
September 28, 2001	N.A.	N.A.	N.A.
December 31, 2001	N.A.	N.A.	N.A.
March 29, 2002	N.A.	N.A.	N.A.
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	53.98	29.00	48.00
March 31, 2005	51.40	41.41	45.00
June 30, 2005	45.34	33.10	35.75
September 30, 2005	40.73	30.87	32.91
December 31, 2005	46.44	29.08	39.47
March 31, 2006	58.03	38.44	56.66
June 30, 2006	78.90	54.68	77.86
July 3, 2006 through July 6, 2006	77.86	73.45	76.48

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: LVS

Initial Price: $77.00

Protection Level: 70%

Protection Price: $53.90

Physical Delivery Amount: 12

Physical Calculation: $1000/$77.00

Fractional Shares: 0.987013

Coupon: 11.00%

Maturity: July 26, 2007

Dividend Yield: 0

Coupon Amount per month: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		11.00%	100.00%
+90%		11.00%	90.00%
+80%		11.00%	80.00%
+70%		11.00%	70.00%
+60%		11.00%	60.00%
+50%		11.00%	50.00%
+40%		11.00%	40.00%
+30%		11.00%	30.00%
+20%		11.00%	20.00%
+10%		11.00%	10.00%
+5%		11.00%	5.00%
0%		11.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	11.00%	6.00%	-5.00%
- 10%	11.00%	1.00%	-10.00%
- 20%	11.00%	-9.00%	-20.00%
- 30%	11.00%	-19.00%	-30.00%
- 40%	N.A.	-29.00%	-40.00%
- 50%	N.A.	-39.00%	-50.00%
- 60%	N.A.	-49.00%	-60.00%
- 70%	N.A.	-59.00%	-70.00%
- 80%	N.A.	-69.00%	-80.00%
- 90%	N.A.	-79.00%	-90.00%
- 100%	N.A.	-89.00%	-100.00%

FWP-11

Aetna Inc.

According to publicly available information, Aetna Inc. (the “Company”) and its subsidiaries are a diversified health care benefits company. The Company was incorporated in Pennsylvania in 1982 under the name of United States Health Care Systems, Inc. It’s operations include three business segments: Health Care, Group Insurance and Large Case Pensions.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.67	$8.30	$8.98
June 29, 2001	9.37	5.75	6.47
September 28, 2001	7.58	6.01	7.22
December 31, 2001	8.45	6.78	8.25
March 29, 2002	9.80	7.48	9.71
June 28, 2002	12.98	9.50	11.99
September 30, 2002	12.13	8.86	8.95
December 31, 2002	11.02	7.87	10.28
March 31, 2003	12.50	9.98	12.33
June 30, 2003	16.41	11.76	15.05
September 30, 2003	17.56	13.15	15.26
December 31, 2003	17.08	13.70	16.90
March 31, 2004	22.60	16.41	22.43
June 30, 2004	23.77	19.20	21.25
September 30, 2004	25.00	19.51	24.98
December 31, 2004	31.89	20.65	31.19
March 31, 2005	38.67	29.93	37.48
June 30, 2005	43.24	33.70	41.41
September 30, 2005	43.31	37.14	43.07
December 31, 2005	49.68	40.00	47.16
March 31, 2006	52.48	44.33	49.14
June 30, 2006	50.02	34.83	39.93
July 3, 2006 through July 6, 2006	40.00	38.53	38.70

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: AET

Initial Price: $39.00

Protection Level: 80%

Protection Price: $31.20

Physical Delivery Amount: 25

Physical Calculation: $1000/$39.00

Fractional Shares: 0.641026

Coupon: 10.00%

Maturity: July 26, 2007

Dividend Yield: 0.05%

Coupon Amount per month: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		10.00%	100.05%
+90%		10.00%	90.05%
+80%		10.00%	80.05%
+70%		10.00%	70.05%
+60%		10.00%	60.05%
+50%		10.00%	50.05%
+40%		10.00%	40.05%
+30%		10.00%	30.05%
+20%		10.00%	20.05%
+10%		10.00%	10.05%
+5%		10.00%	5.05%
0%		10.00%	0.05%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.95%
- 10%	10.00%	0.00%	-9.95%
- 20%	10.00%	-10.00%	-19.95%
- 30%	N.A.	-20.00%	-29.95%
- 40%	N.A.	-30.00%	-39.95%
- 50%	N.A.	-40.00%	-49.95%
- 60%	N.A.	-50.00%	-59.95%
- 70%	N.A.	-60.00%	-69.95%
- 80%	N.A.	-70.00%	-79.95%
- 90%	N.A.	-80.00%	-89.95%
- 100%	N.A.	-90.00%	-99.95%

FWP-12

The Charles Schwab Corporation

According to publicly available information, The Charles Schwab Corporation (the “Company”), headquartered in San Francisco, California, was incorporated in 1986. Through its subsidiaries, including Charles Schwab Investment Management, Inc., CyberTrader, Inc., and The Charles Schwab Trust Company; the Company engages in securities brokerage, banking, and related financial services.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$33.00	$14.50	$15.42
June 29, 2001	23.18	13.14	15.75
September 28, 2001	16.18	8.13	11.50
December 31, 2001	16.30	10.38	15.47
March 29, 2002	19.00	12.25	13.09
June 28, 2002	13.19	9.60	11.20
September 30, 2002	11.89	7.51	8.70
December 31, 2002	12.00	7.22	10.85
March 31, 2003	12.46	6.25	7.22
June 30, 2003	11.64	7.20	10.09
September 30, 2003	12.85	9.65	11.91
December 31, 2003	14.20	10.79	11.84
March 31, 2004	13.92	10.63	11.61
June 30, 2004	12.14	8.75	9.61
September 30, 2004	10.18	8.25	9.19
December 31, 2004	12.16	8.43	11.96
March 31, 2005	11.95	9.98	10.51
June 30, 2005	12.00	9.65	11.28
September 30, 2005	14.95	11.20	14.43
December 31, 2005	16.14	12.75	14.67
March 31, 2006	18.26	14.00	17.21
June 30, 2006	18.53	14.22	15.98
July 3, 2006 through July 6, 2006	16.33	15.73	15.84

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SCHW

Initial Price: $16.00

Protection Level: 80%

Protection Price: $12.80

Physical Delivery Amount: 62

Physical Calculation: $1000/$16.00

Fractional Shares: 0.5

Coupon: 10.00%

Maturity: July 26, 2007

Dividend Yield: 0.64%

Coupon Amount per month: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		10.00%	100.64%
+90%		10.00%	90.64%
+80%		10.00%	80.64%
+70%		10.00%	70.64%
+60%		10.00%	60.64%
+50%		10.00%	50.64%
+40%		10.00%	40.64%
+30%		10.00%	30.64%
+20%		10.00%	20.64%
+10%		10.00%	10.64%
+5%		10.00%	5.64%
0%		10.00%	0.64%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.36%
- 10%	10.00%	0.00%	-9.36%
- 20%	10.00%	-10.00%	-19.36%
- 30%	N/A	-20.00%	-29.36%
- 40%	N/A	-30.00%	-39.36%
- 50%	N/A	-40.00%	-49.36%
- 60%	N/A	-50.00%	-59.36%
- 70%	N/A	-60.00%	-69.36%
- 80%	N/A	-70.00%	-79.36%
- 90%	N/A	-80.00%	-89.36%
- 100%	N/A	-90.00%	-99.36%

FWP-13

Skechers U.S.A., Inc.

According to publicly available information, Skechers U.S.A., Inc. (the “Company”) was incorporated in California in 1992 and reincorporated in Delaware in 1999. The Company designs and markets contemporary footwear for men, women and children under seven individual brand names. In addition to these seven lines, the Company also offers seven uniquely branded designer, fashion and street-focused footwear lines for men, women and children.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$32.20	$14.50	$24.00
June 29, 2001	40.30	22.80	29.23
September 28, 2001	29.40	11.33	11.68
December 31, 2001	15.05	10.00	14.62
March 29, 2002	19.60	12.80	18.91
June 28, 2002	24.40	18.00	21.61
September 30, 2002	21.61	8.75	9.54
December 31, 2002	12.90	6.52	8.49
March 31, 2003	10.24	5.16	6.49
June 30, 2003	8.39	6.38	7.40
September 30, 2003	9.26	6.10	7.42
December 31, 2003	8.28	6.40	8.15
March 31, 2004	13.31	7.51	13.11
June 30, 2004	14.55	10.17	13.00
September 30, 2004	15.25	11.56	14.52
December 31, 2004	15.00	10.60	12.96
March 31, 2005	16.90	12.80	15.48
June 30, 2005	15.62	11.18	14.26
September 30, 2005	18.19	13.94	16.37
December 31, 2005	16.50	12.00	15.32
March 31, 2006	25.04	14.80	24.93
June 30, 2006	28.35	21.19	24.11
July 3, 2006 through July 6, 2006	26.00	24.04	24.64

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SKX

Initial Price: $25.00

Protection Level: 70%

Protection Price: $17.50

Physical Delivery Amount: 40

Physical Calculation: $1000/$25.00

Fractional Shares: 0

Coupon: 10.00%

Maturity: July 26, 2007

Dividend Yield: 0

Coupon Amount per month: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		10.00%	100.00%
+90%		10.00%	90.00%
+80%		10.00%	80.00%
+70%		10.00%	70.00%
+60%		10.00%	60.00%
+50%		10.00%	50.00%
+40%		10.00%	40.00%
+30%		10.00%	30.00%
+20%		10.00%	20.00%
+10%		10.00%	10.00%
+5%		10.00%	5.00%
0%		10.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N.A.	-30.00%	-40.00%
- 50%	N.A.	-40.00%	-50.00%
- 60%	N.A.	-50.00%	-60.00%
- 70%	N.A.	-60.00%	-70.00%
- 80%	N.A.	-70.00%	-80.00%
- 90%	N.A.	-80.00%	-90.00%
- 100%	N.A.	-90.00%	-100.00%

FWP-14

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), was founded in 1927. The Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. The Company has principal executive offices in New York, Paris, and The Hague. The Company consists of two business segments: Schlumberger Oilfield Services and WesternGeco.

The Linked Share’s SEC file number is specified on Page 1 of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$41.41	$28.65	$28.81
June 29, 2001	34.63	25.58	26.33
September 28, 2001	28.45	20.42	22.85
December 31, 2001	28.38	21.03	27.48
March 29, 2002	31.22	24.58	29.41
June 28, 2002	29.95	23.15	23.25
September 30, 2002	23.70	17.93	19.23
December 31, 2002	23.43	16.70	21.05
March 31, 2003	21.67	17.81	19.01
June 30, 2003	25.08	18.04	23.79
September 30, 2003	26.05	22.25	24.20
December 31, 2003	28.12	22.67	27.36
March 31, 2004	33.38	26.27	31.93
June 30, 2004	32.35	27.38	31.76
September 30, 2004	33.93	29.32	33.66
December 31, 2004	34.95	30.51	33.48
March 31, 2005	39.16	31.57	35.24
June 30, 2005	39.23	32.31	37.97
September 30, 2005	43.90	37.43	42.19
December 31, 2005	51.49	38.65	48.58
March 31, 2006	65.88	49.20	63.29
June 30, 2006	74.75	54.00	65.11
July 3, 2006 through July 6, 2006	65.99	63.27	64.00

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: SLB

Initial Price: $65.00

Protection Level: 80%

Protection Price: $52.00

Physical Delivery Amount: 15

Physical Calculation: $1000/$65.00

Fractional Shares: 0.384615

Coupon: 10.00%

Maturity: July 26, 2007

Dividend Yield: 0.70%

Coupon Amount per month: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		10.00%	100.70%
+90%		10.00%	90.70%
+80%		10.00%	80.70%
+70%		10.00%	70.70%
+60%		10.00%	60.70%
+50%		10.00%	50.70%
+40%		10.00%	40.70%
+30%		10.00%	30.70%
+20%		10.00%	20.70%
+10%		10.00%	10.70%
+5%		10.00%	5.70%
0%		10.00%	0.70%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.30%
- 10%	10.00%	0.00%	-9.30%
- 20%	10.00%	-10.00%	-19.30%
- 30%	N.A.	-20.00%	-29.30%
- 40%	N.A.	-30.00%	-39.30%
- 50%	N.A.	-40.00%	-49.30%
- 60%	N.A.	-50.00%	-59.30%
- 70%	N.A.	-60.00%	-69.30%
- 80%	N.A.	-70.00%	-79.30%
- 90%	N.A.	-80.00%	-89.30%
- 100%	N.A.	-90.00%	-99.30%

FWP-15

Unibanco-Uniao De Bancos Brasileiros S.A. & Unibanco Holdings S.A.

According to publicly available information, Unibanco-Uniao De Bancos Brasileiros S.A. & Unibanco Holdings S.A. (the “Company”) was founded in 1924. The Company is a full service financial institution providing a wide range of financial products and services to both an individual and corporate customer base throughout Brazil. The Company’s businesses comprise the following segments: Retail, Wholesale, Insurance and Pension Plans and Wealth Management.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$33.00	$18.50	$20.40
June 29, 2001	27.25	19.46	25.45
September 28, 2001	25.69	13.00	14.50
December 31, 2001	23.75	14.05	22.30
March 29, 2002	25.45	19.80	24.45
June 28, 2002	27.70	12.75	16.50
September 30, 2002	17.80	6.55	7.10
December 31, 2002	13.00	6.25	10.95
March 31, 2003	15.35	9.60	14.47
June 30, 2003	19.71	14.25	17.16
September 30, 2003	20.29	15.30	19.80
December 31, 2003	25.21	20.02	24.95
March 31, 2004	27.14	21.42	24.47
June 30, 2004	25.95	16.70	19.77
September 30, 2004	24.23	19.67	24.23
December 31, 2004	31.84	24.05	31.72
March 31, 2005	39.39	28.35	34.38
June 30, 2005	38.90	32.38	38.62
September 30, 2005	52.69	34.61	52.60
December 31, 2005	66.70	47.31	63.57
March 31, 2006	90.00	64.50	73.91
June 30, 2006	86.49	57.14	66.39
July 3, 2006 through July 6, 2006	69.73	66.36	67.60

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: UBB

Initial Price: $69.00

Protection Level: 70%

Protection Price: $48.30

Physical Delivery Amount: 14

Physical Calculation: $1000/$69.00

Fractional Shares: 0.492754

Coupon: 10.00%

Maturity: July 26, 2007

Dividend Yield: 3.14%

Coupon Amount per month: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		10.00%	103.14%
+90%		10.00%	93.14%
+80%		10.00%	83.14%
+70%		10.00%	73.14%
+60%		10.00%	63.14%
+50%		10.00%	53.14%
+40%		10.00%	43.14%
+30%		10.00%	33.14%
+20%		10.00%	23.14%
+10%		10.00%	13.14%
+5%		10.00%	8.14%
0%		10.00%	3.14%

		Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-1.86%
- 10%	10.00%	0.00%	-6.86%
- 20%	10.00%	-10.00%	-16.86%
- 30%	10.00%	-20.00%	-26.86%
- 40%	N.A.	-30.00%	-36.86%
- 50%	N.A.	-40.00%	-46.86%
- 60%	N.A.	-50.00%	-56.86%
- 70%	N.A.	-60.00%	-66.86%
- 80%	N.A.	-70.00%	-76.86%
- 90%	N.A.	-80.00%	-86.86%
- 100%	N.A.	-90.00%	-96.86%

16

Fluor Corporation

According to publicly available information, Fluor Corporation (the “Company”) was incorporated in Delaware on September 11, 2000 prior to a reverse spin-off transaction which separated it from its coal business which now operates as Massey Energy Company. The Company is a holding company which owns the stock of a number of subsidiaries. It is through these subsidiaries that the Company performs its business, which is providing engineering, procurement, construction and maintenance services on a global basis to a diverse set of industries.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$47.50	$31.20	$44.50
June 29, 2001	63.20	40.61	45.15
September 28, 2001	45.81	35.05	38.50
December 31, 2001	47.80	34.82	37.40
March 29, 2002	44.00	29.03	40.79
June 28, 2002	44.95	35.23	38.95
September 30, 2002	39.00	23.42	24.44
December 31, 2002	28.85	20.06	28.00
March 31, 2003	35.00	26.65	33.68
June 30, 2003	36.89	33.08	33.64
September 30, 2003	38.45	32.59	37.33
December 31, 2003	40.82	34.29	39.64
March 31, 2004	41.95	36.50	38.69
June 30, 2004	48.15	36.10	47.67
September 30, 2004	47.67	41.26	44.52
December 31, 2004	55.19	42.77	54.51
March 31, 2005	63.94	50.11	55.43
June 30, 2005	62.69	51.07	57.59
September 30, 2005	65.77	56.25	64.38
December 31, 2005	79.10	58.52	77.26
March 31, 2006	88.96	74.99	85.80
June 30, 2006	103.85	82.13	92.93
July 3, 2006 through July 6, 2006	94.95	92.77	93.07

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: FLR

Initial Price: $94.00

Protection Level: 80%

Protection Price: $75.20

Physical Delivery Amount: 10

Physical Calculation: $1000/$94.00

Fractional Shares: 0.638298

Coupon: 9.50%

Maturity: July 26, 2007

Dividend Yield: 0.76%

Coupon Amount per month: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		9.50%	100.76%
+90%		9.50%	90.76%
+80%		9.50%	80.76%
+70%		9.50%	70.76%
+60%		9.50%	60.76%
+50%		9.50%	50.76%
+40%		9.50%	40.76%
+30%		9.50%	30.76%
+20%		9.50%	20.76%
+10%		9.50%	10.76%
+5%		9.50%	5.76%
0%		9.50%	0.76%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.24%
- 10%	9.50%	-0.50%	-9.24%
- 20%	9.50%	-10.50%	-19.24%
- 30%	N.A.	-20.50%	-29.24%
- 40%	N.A.	-30.50%	-39.24%
- 50%	N.A.	-40.50%	-49.24%
- 60%	N.A.	-50.50%	-59.24%
- 70%	N.A.	-60.50%	-69.24%
- 80%	N.A.	-70.50%	-79.24%
- 90%	N.A.	-80.50%	-89.24%
- 100%	N.A.	-90.50%	-99.24%

FWP-17

Teva Pharmaceutical Industries Ltd.

According to publicly available information, Teva Pharmaceutical Industries Limited (the “Company”) is a global pharmaceutical company producing drugs in all major treatment categories. The company supplies generic drugs and proprietary branded products for specific niche categories, with its leading branded drug being Copaxone® for multiple sclerosis.

The Linked Share’s SEC file number is specified on the cover page of this free writing prospectus.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the intraday trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$17.75	$12.13	$13.66
June 29, 2001	16.78	12.72	15.58
September 28, 2001	18.59	13.38	15.11
December 31, 2001	17.10	13.59	15.41
March 29, 2002	16.29	13.39	13.67
June 28, 2002	17.13	12.92	16.70
September 30, 2002	17.49	14.29	16.75
December 31, 2002	20.09	16.07	19.31
March 31, 2003	21.98	17.25	20.83
June 30, 2003	29.21	21.01	28.45
September 30, 2003	30.78	26.10	28.60
December 31, 2003	31.18	26.00	28.36
March 31, 2004	33.68	28.50	31.69
June 30, 2004	34.67	30.10	33.59
September 30, 2004	34.13	23.97	25.95
December 31, 2004	30.18	22.82	29.86
March 31, 2005	32.17	26.78	30.99
June 30, 2005	34.25	30.00	31.14
September 30, 2005	34.26	29.50	33.42
December 31, 2005	45.91	33.50	43.01
March 31, 2006	44.71	39.65	41.18
June 30, 2006	43.90	29.83	31.59
July 3, 2006 through July 6, 2006	32.89	31.76	32.04

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share: TEVA

Initial Price: $32.00

Protection Level: 80%

Protection Price: $25.60

Physical Delivery Amount: 31

Physical Calculation: $1000/$32.00

Fractional Shares: 0.25

Coupon: 9.00%

Maturity: July 26, 2007

Dividend Yield: 0.85%

Coupon Amount per month: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		9.00%	100.85%
+90%		9.00%	90.85%
+80%		9.00%	80.85%
+70%		9.00%	70.85%
+60%		9.00%	60.85%
+50%		9.00%	50.85%
+40%		9.00%	40.85%
+30%		9.00%	30.85%
+20%		9.00%	20.85%
+10%		9.00%	10.85%
+5%		9.00%	5.85%
0%		9.00%	0.85%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.15%
- 10%	9.00%	-1.00%	-9.15%
- 20%	9.00%	-11.00%	-19.15%
- 30%	N.A.	-21.00%	-29.15%
- 40%	N.A.	-31.00%	-39.15%
- 50%	N.A.	-41.00%	-49.15%
- 60%	N.A.	-51.00%	-59.15%
- 70%	N.A.	-61.00%	-69.15%
- 80%	N.A.	-71.00%	-79.15%
- 90%	N.A.	-81.00%	-89.15%
- 100%	N.A.	-91.00%	-99.15%

FWP-18